UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006
_______________________________________

Netsmart Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Sunrise Highway, Suite D-122, Great River, New York		11739
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:           (631) 968-2000
 _____________________________________

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2006, the Registrant entered into an Employment Agreement with Gerald Koop, the former President of the Registrant and a director, a copy of which is filed as exhibit 10.1 hereto, the terms of which are incorporated herein by reference. Pursuant to the Agreement, Mr. Koop will be employed by the Registrant to assist in developing and managing strategic sales opportunities and will receive a base salary of $112,000, be entitled to receive commissions upon any strategic sales and be eligible to participate in any bonus pool established for the key management employees. Mr. Koop will also be entitled to receive a car allowance and medical insurance. The term of the Agreement is one year from April 15, 2006; however the parties may extend the Agreement for successive one year terms.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement between the Registrant and Gerald Koop dated April 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netsmart Technologies, Inc.

By:	/s/ James L. Conway
James L. Conway
Chairman of the Board and Chief Executive Officer
Date: April 6, 2006